Exhibit 2.1

AMENDMENT NO. 2 TO

SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Amendment”), is made and entered into as of March 30, 2023, by and among InterPrivate III Financial Partners Inc., a Delaware corporation (“Parent”), InterPrivate III Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), InterPrivate III Merger Sub II LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub II”) and Aspiration Partners, Inc., a Delaware corporation (the “Company”). Parent, Merger Sub, Merger Sub II, and the Company are collectively referred to herein as the “Parties” and individually as a “Party”. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the Parties are party to that certain Second Amended and Restated Agreement and Plan of Merger, dated as of July 21, 2022 and amended as of December 29, 2022 (the “Merger Agreement”); and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth herein and in accordance with Section 11.12 of the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Merger Agreement in the following respects:

1. Amendments to the Merger Agreement. Section 9.01(b) of the Merger Agreement is hereby amended such that the reference to “March 31, 2023” therein shall be amended and replaced with a reference to “May 1, 2023”.

2. Remaining Effect. Except as amended hereby, the Merger Agreement shall remain in full force and effect and is ratified and affirmed by the Parties. All references to the Merger Agreement set forth therein shall hereafter be deemed to refer to the Merger Agreement as amended by this Amendment.

3. Miscellaneous. Article XI (General Provisions) of the Merger Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

INTERPRIVATE III FINANCIAL PARTNERS INC.

By:	/s/ Ahmed Fattouh
Name:	Ahmed Fattouh
Title:	Chief Executive Officer & Chairman

INTERPRIVATE III MERGER SUB INC.

By:	/s/ Ahmed Fattouh
Name:	Ahmed Fattouh
Title:	Director

INTERPRIVATE III MERGER SUB II LLC

By:	/s/ Ahmed Fattouh
Name:	Ahmed Fattouh
Title:	Chief Executive Officer & Chairman

ASPIRATION PARTNERS, INC.

By:	/s/ Olivia Albrecht
Name:	Olivia Albrecht
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to
Second Amended and Restated Agreement and Plan of Merger]